Exhibit 12


_____________, 20__

Allegiant Funds
760 Moore Road
King of Prussia, PA 19406

PNC Funds, Inc.
Two Hopkins Plaza
Baltimore, MD 21201

     Re: Agreement and Plan of Reorganization by and between PNC Funds, Inc. ("PNC") and Allegiant Funds ("Allegiant") dated August 13, 2009 with respect to the PNC Diversified Real Estate, Maryland Tax-Exempt Bond, and Tax-Exempt Limited Maturity Bond Funds (the "Predecessor Funds") and the Allegiant Diversified Real Estate, Maryland Tax-Exempt Bond, and Tax-Exempt Limited Maturity Bond Funds (the "Successor Funds")

Ladies and Gentlemen:

     You have asked for our opinion as to certain Federal income tax consequences of transactions contemplated in the above Agreement and Plan of Reorganization (the "Plan").

BACKGROUND

     PNC is a Maryland corporation consisting of multiple investment portfolios including the Predecessor Funds. Allegiant is a Massachusetts business trust consisting of multiple investment portfolios including the Successor Funds. Allegiant and PNC are open-end investment management companies registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended. The Successor Funds are newly formed and have no existing shareholders or assets.

     On this date, it is contemplated that each Predecessor Fund will transfer the Acquired Assets (as defined in the Plan) to the corresponding Successor Fund in exchange for shares in the corresponding Successor Fund and the assumption by the corresponding Successor Fund of the Acquired Liabilities (as defined in the Plan). Each Predecessor Fund will then distribute the corresponding Successor Fund shares to the holders of the Predecessor Fund shares in exchange for those Predecessor Fund shares, in liquidation of that Predecessor Fund, and the existence of each Predecessor Fund will be terminated. All of the above steps, with respect to each Predecessor Fund and the corresponding Successor Fund, will constitute the "Reorganization" with respect to such Funds.

Allegiant Funds
PNC Funds, Inc.
_____________, 20__
Page 2

     For purposes of this opinion, we have relied on certain written representations of officers of Allegiant and PNC, copies of which are attached hereto, and have assumed those representations to be true. We have also assumed that the Plan has been duly authorized by the parties and approved by the shareholders of each Predecessor Fund, and the appropriate documents have been filed with the appropriate government agencies.

CONCLUSIONS

     Based upon the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Department regulations in effect as of the date hereof, current published administrative positions of the Internal Revenue Service contained in revenue rulings and procedures, and judicial decisions, and upon the assumptions and representations referred to herein and the documents provided to us by you (including the Combined Proxy Statement/Prospectus, dated October __, 2009, and the Plan), and subject to the limitations set forth below, it is our opinion for Federal income tax purposes that:

     (1) each Reorganization will constitute a "reorganization" within the meaning of Section 368(a)(1)(F) of the Code, and each Successor Fund and each Predecessor Fund will be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

     (2) no Predecessor Fund will recognize gain or loss (a) upon the transfer of the Acquired Assets to the corresponding Successor Fund in exchange for Successor Fund shares and the assumption of the Acquired Liabilities of the Predecessor Fund, or (b) upon the distribution of those shares to the shareholders of the Predecessor Fund;

     (3) no Successor Fund will recognize gain or loss upon the receipt of the Acquired Assets of the corresponding Predecessor Fund in exchange for Successor Fund shares and the assumption of the Acquired Liabilities of the corresponding Predecessor Fund;

     (4) the tax basis in the hands of a Successor Fund of each asset of the corresponding Predecessor Fund transferred to the Successor Fund in the Reorganization will be the same as the basis of that asset in the hands of the Predecessor Fund immediately before the transfer;

Allegiant Funds
PNC Funds, Inc.
_____________, 20__
Page 3

     (5) the holding period of each asset of a Predecessor Fund in the hands of the corresponding Successor Fund will include the period during which that asset was held by the Predecessor Fund;

     (6) the shareholders of each Predecessor Fund will recognize no gain or loss upon their receipt of the corresponding Successor Fund shares in exchange for shares of the Predecessor Fund;

     (7) the aggregate tax basis of the Successor Fund shares received by each shareholder of the corresponding Predecessor Fund will equal the aggregate tax basis of the Predecessor Fund shares surrendered in exchange therefor;

     (8) the holding period of the Successor Fund shares received by each Predecessor Fund shareholder will include the holding period of the corresponding Predecessor Fund shares surrendered in exchange therefor, provided that the Predecessor Fund shares are held by that shareholder as capital assets on the date of the exchange;

     (9) each Successor Fund will succeed to and take into account the tax attributes of the corresponding Predecessor Fund described in Section 381(c) of the Code; and

     (10) the taxable year of each Predecessor Fund will not end on the Closing Date but will instead continue as the taxable year of the corresponding Successor Fund.

     The above opinions represent our best legal judgment, but they have no binding effect or official status of any kind, and no assurance can be given that contrary positions may not be taken by the IRS or a court concerning the issues. We express no opinion relating to any Federal income tax matter except on the basis of the facts described above, and any changes in such facts could require a reconsideration and modification of this opinion. We also express no opinion regarding tax consequences under foreign, state or local laws. In issuing our opinion, we have relied solely upon existing provisions of the Code, existing and proposed regulations thereunder, and current administrative positions and judicial decisions. Such laws, regulations, administrative positions and judicial decisions are subject to change at any time. Any such changes could affect the validity of the opinions set forth above. Also, future changes in Federal income tax laws and the interpretation thereof can have retroactive effect.

Allegiant Funds
PNC Funds, Inc.
_____________, 20__
Page 4

     We hereby consent to the filing of the form of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "INFORMATION RELATING TO THE REORGANIZATIONS - Federal Income Taxes" in the Proxy-Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,


                                        DRINKER BIDDLE & REATH LLP

____________, 20__

Allegiant Funds
760 Moore Road
King of Prussia, PA 19406

PNC Funds, Inc.
Two Hopkins Plaza
Baltimore, MD 21201

     Re: Agreement and Plan of Reorganization by and between PNC Funds, Inc. ("PNC") and Allegiant Funds ("Allegiant") dated August 13, 2009 with respect to the PNC Government Money Market, International Equity, Limited Maturity Bond, National Tax-Exempt Bond, Prime Money Market, Tax-Exempt Money Market, and Total Return Bond Funds (the "Transferor Funds") and the Allegiant Government Money Market, International Equity, Limited Maturity Bond, Intermediate Tax Exempt Bond, Money Market, Tax Exempt Money Market and Total Return Advantage Funds (the "Acquiror Funds")

Ladies and Gentlemen:

          You have asked for our opinion as to certain Federal income tax consequences of transactions contemplated in the above Agreement and Plan of Reorganization (the "Plan")

          PNC is a Maryland corporation consisting of multiple investment portfolios including the Transferor Funds. Allegiant is a Massachusetts business trust consisting of multiple investment portfolios including the Acquiror Funds. Allegiant and PNC are open-end investment management companies registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended.

          On this date, each Transferor Fund will transfer the Acquired Assets (as defined in the Plan) to the corresponding Acquiror Fund in exchange for shares in the corresponding Acquiror Fund and the assumption by the corresponding Acquiror Fund of the Acquired Liabilities (as defined in the Plan). Each Transferor Fund will then distribute the corresponding Acquiror Fund shares to the holders of the Transferor Fund shares in exchange for those Transferor Fund shares, in liquidation of that Transferor Fund, and the existence of each Transferor Fund will be terminated. All of the above steps, with respect to each Transferor Fund and the corresponding Acquiror Fund, will constitute the "Reorganization" with respect to such Funds.

Allegiant Funds
PNC Funds, Inc.
__________, 2009
Page 2

          For purposes of this opinion, we have relied on certain written representations of officers of Allegiant and PNC, copies of which are attached hereto, and have assumed those representations to be true. We have also assumed that the Plan has been duly authorized by the parties and approved by the shareholders of each Transferor Fund, and the appropriate documents have been filed with the appropriate government agencies.

CONCLUSIONS

          Based upon the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Department regulations in effect as of the date hereof, current published administrative positions of the Internal Revenue Service contained in revenue rulings and procedures, and judicial decisions, and upon the assumptions and representations referred to herein and the documents provided to us by you (including the Combined Proxy Statement/Prospectus, dated October __, 2009, and the Plan), and subject to the limitations set forth below, it is our opinion for Federal income tax purposes that:

     (1) each Reorganization will constitute a "reorganization" within the meaning of section 368(a)(1)(C) or (D) of the Code, and each Transferor Fund and Acquiror Fund will be a "party to a reorganization" within the meaning of section 368(b) of the Code;

     (2) no Transferor Fund will recognize gain or loss (a) upon the transfer of the Acquired Assets to the corresponding Acquiror Fund in exchange for Acquiror Fund shares and the Acquiror Fund's assumption of the Acquired Liabilities of the Transferor Fund or (b) upon the distribution of those shares to the shareholders of the Transferor Fund;

     (3) no Acquiror Fund will recognize gain or loss upon the receipt of the Acquired Assets of the corresponding Transferor Fund in exchange for Acquiror Fund shares and the assumption of the Acquired Liabilities of the corresponding Transferor Fund;

     (4) the tax basis in the hands of each Acquiror Fund of each asset of the corresponding Transferor Fund transferred to the Acquiror Fund in the Reorganization will be the same as the basis of that asset in the hands of the Transferor Fund immediately before the transfer;

Allegiant Funds
PNC Funds, Inc.
__________, 2009
Page 3

     (5) the holding period in the hands of each Acquiror Fund of each asset of the corresponding Transferor Fund transferred to the Acquiror Fund in the Reorganization will include the period during which that asset was held by the Transferor Fund;

     (6) with respect to each outstanding short position of a Transferor Fund, the sales price of the relevant security for purposes of determining the corresponding Acquiror Fund's gain or loss upon the eventual closing out of the short position will equal the price at which the security was previously sold by the Transferor Fund;

     (7) the shareholders of each Transferor Fund will recognize no gain or loss upon their receipt of shares of the corresponding Acquiror Fund in exchange for shares of the Transferor Fund;

     (8) the aggregate tax basis of the Acquiror Fund shares received by each shareholder of a Transferor Fund will equal the aggregate tax basis of the Transferor Fund shares surrendered by that shareholder in the Reorganization;

     (9) the holding periods of the Acquiror Fund shares received by each shareholder of a Transferor Fund will include the holding periods of the Transferor Fund shares surrendered by that shareholder in the Reorganization, provided that the Transferor Fund shares are held by that shareholder as capital assets on the date of the Reorganization; and

     (10) each Acquiror Fund will succeed to and take into account the tax attributes of the corresponding Transferor Fund described in section 381(c) of the Code, subject to the conditions and limitations specified in sections 381, 382, 383 and 384 of the Code and the Treasury Regulations thereunder.

          The above opinions represent our best legal judgment, but they have no binding effect or official status of any kind, and no assurance can be given that contrary positions may not be taken by the IRS or a court concerning the issues. We express no opinion relating to any Federal income tax matter except on the basis of the facts described above, and any changes in such facts could require a reconsideration and modification of this opinion. We also express no opinion regarding tax consequences under foreign, state or local laws. In issuing our opinion, we have relied solely upon existing provisions of the Code, existing and proposed regulations thereunder, and current administrative positions and judicial decisions. Such laws, regulations, administrative positions and judicial decisions are subject to change at any time. Any such changes could affect the validity of the opinions set forth above. Also, future changes in Federal income tax laws and the interpretation thereof can have retroactive effect.

Allegiant Funds
PNC Funds, Inc.
__________, 2009
Page 4

          We hereby consent to the filing of the form of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "INFORMATION RELATING TO THE REORGANIZATIONS - Federal Income Taxes" in the Proxy-Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,


                                        DRINKER BIDDLE & REATH LLP

___________, 20__

Allegiant Funds
760 Moore Road
King of Prussia, PA 19406

PNC Funds, Inc.
Two Hopkins Plaza
Baltimore, MD 21201

     Re: Agreement and Plan of Reorganization by and between PNC Funds, Inc. ("PNC") and Allegiant Funds ("Allegiant") dated August 13, 2009 with respect to the PNC Capital Opportunities Fund (the "Transferor Fund") and the Allegiant Small Cap Core Fund (the "Acquiror Fund")

Ladies and Gentlemen:

          You have asked for our opinion as to certain Federal income tax consequences of transactions contemplated in the above Agreement and Plan of Reorganization (the "Plan").

BACKGROUND

          PNC is a Maryland corporation consisting of multiple investment portfolios, including the Transferor Fund. Allegiant is a Massachusetts business trust consisting of multiple investment portfolios, including the Acquiror Fund. Allegiant and PNC are open-end investment management companies registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended.

          On this date, the Transferor Fund will transfer the Acquired Assets (as defined in the Plan) to the Acquiror Fund in exchange for shares in the Acquiror Fund and the Acquiror Fund's assumption of the Acquired Liabilities (as defined in the Plan). The Transferor Fund will then distribute the Acquiror Fund shares to the holders of the Transferor Fund shares in exchange for the Transferor Fund shares, in liquidation of the Transferor Fund, and the existence of the Transferor Fund will be terminated. All of the above steps will constitute the "Reorganization."

          For purposes of this opinion, we have relied on certain written representations of officers of Allegiant and PNC, copies of which are attached hereto, and have assumed those representations to be true. We have also assumed that the Plan has been duly authorized by the parties and approved by the shareholders of the Transferor Fund, and the appropriate documents have been filed with the appropriate government agencies.

Allegiant Funds
PNC Funds, Inc.
____________, 20__
Page 2

CONCLUSIONS

          Based upon the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Department Regulations in effect as of the date hereof, current published administrative positions of the Internal Revenue Service contained in revenue rulings and procedures, and judicial decisions, and upon the assumptions and representations referred to herein and the documents provided to us by you (including the Combined Proxy Statement/Prospectus, dated October __, 2009 and the Plan), and based upon and subject to the reasoning and limitations set forth below, it is our opinion for Federal income tax purposes that:

     (1) the Reorganization will constitute a "reorganization" within the meaning of section 368(a)(1)(C) of the Code, and the Transferor Fund and the Acquiror Fund will each be a "party to a reorganization" within the meaning of section 368(b) of the Code;

     (2) the Transferor Fund will recognize no gain or loss (a) upon the transfer of the Acquired Assets to the Acquiror Fund in exchange for Acquiror Fund shares and the Acquiror Fund's assumption of the Acquired Liabilities of the Transferor Fund or (b) upon the distribution of those shares to the shareholders of the Transferor Fund;

     (3) the Acquiror Fund will recognize no gain or loss upon the receipt of the Acquired Assets of the Transferor Fund in exchange for shares of the Acquiror Fund and the assumption of the Acquired Liabilities of the Transferor Fund;

     (4) the tax basis in the hands of the Acquiror Fund of each asset of the Transferor Fund transferred to the Acquiror Fund in the Reorganization will be the same as the basis of that asset in the hands of the Transferor Fund immediately before the transfer;

     (5) the holding period in the hands of the Acquiror Fund of each asset of the Transferor Fund transferred to the Acquiror Fund in the Reorganization will include the period during which that asset was held by the Transferor Fund;

Allegiant Funds
PNC Funds, Inc.
____________, 20__
Page 3

     (6) the shareholders of the Transferor Fund will recognize no gain or loss upon their receipt of shares of the Acquiror Fund in exchange for shares of the Transferor Fund;

     (7) the aggregate tax basis of the Acquiror Fund shares received by each shareholder of the Transferor Fund will equal the aggregate tax basis of the Transferor Fund shares surrendered by that shareholder in the Reorganization;

     (8) the holding periods of the Acquiror Fund shares received by each shareholder of the Transferor Fund will include the holding periods of the Transferor Fund shares surrendered by that shareholder in the Reorganization, provided that the Transferor Fund shares are held by that shareholder as capital assets on the date of the Reorganization; and

     (9) the Acquiror Fund will succeed to and take into account the tax attributes of the Transferor Fund described in section 381(c) of the Code, subject to the conditions and limitations specified in sections 381, 382, 383 and 384 of the Code and the Treasury Regulations thereunder.

DISCUSSION OF "CONTINUITY OF BUSINESS ENTERPRISE" ISSUE

          For an acquisition to qualify as a reorganization under section 368(a)(1)(C) of the Code, the acquiring corporation must continue the historic business of the transferor corporation or use a significant portion of the transferor's historic business assets in a business. Treas. Reg. Section 1.368-1(d)(1). The Treasury Regulations say that the policy underlying the rule is to ensure that reorganizations are limited to readjustments of continuing interests in property under modified corporate form. IBID.

          The Treasury Regulations include some guidance regarding what it means for an acquiring corporation to continue the historic business of a transferor corporation. They say that the fact that both corporations are in the same line of business tends to establish the requisite continuity, but is not alone sufficient. Treas. Reg. Section 1.368-1(d)(2)(i). If the transferor corporation has more than one line of business, continuity of business enterprise requires only that the acquiring corporation continue a significant line of business. Treas. Reg. Section 1.368-1(d)(2)(ii). In general, a corporation's historic business is the business it has conducted most recently, but this does not include a business entered into as part of the plan of reorganization. Treas. Reg. Section 1.368-1(d)(2)(iii). All facts and circumstances are considered in determining when a plan of reorganization comes into existence and in determining whether a line of business is significant. Treas. Reg. Section 1.368-1(d)(2)(iv). An example in the Treasury Regulations indicates that an acquiring corporation that retains one of three lines of business conducted by the transferor corporation, each of which was of approximately equal value, will be considered to meet the "continuity of business enterprise" requirement. Treas. Reg. Section 1.368-1(d)(5), EXAMPLE 1.

Allegiant Funds
PNC Funds, Inc.
____________, 20__
Page 4

          With respect to the alternative "asset continuity" test, the Treasury Regulations say that a corporation's historic business assets are the assets "used" in its business, which may include, among other things, stock and securities. Treas. Reg. ss.1.368-1(d)(3)(ii). Thus, it appears that stocks and securities owned by a regulated investment company may qualify as historic business assets for purposes of this test.

          Although the Internal Revenue Service (the "IRS") has issued many private letter rulings upholding reorganization status for transactions involving regulated investment companies, the only published guidance on the subject is Revenue Ruling 87-76, 1987-2 C.B. 84. In that ruling, the IRS ruled that the "continuity of business enterprise" requirement was not met in the case of an acquisition of an investment company that invested in corporate stocks and bonds and, in connection with the acquisition, sold all of those corporate stocks and bonds and replaced them with municipal bonds so as to conform its holdings to those of the acquiring company, which invested exclusively in municipal bonds. Specifically, the IRS based its ruling on its conclusion that the business of investing in corporate stocks and bonds is not the same line of business as investing in municipal bonds. We believe the facts of this Reorganization are distinguishable from those in the published ruling.

          In this case, we believe that the Transferor Fund and the Acquiror Fund are engaged in the same line of business. Substantially all of the assets of each Fund are invested in shares of common stock of domestic corporations. Each Fund seeks long-term capital growth as its investment objective, with the principal investment strategy of investment in small capitalization companies. Each Fund uses as its benchmark the Russell 2000 Index. Based on their investment styles over the past three years, each Fund is currently classified by Morningstar as being in the "small growth" category. The Transferor Fund targets companies with market capitalization generally less than 3.5 times the dollar-weighted, median capitalization of the Russell 2000 Index. The Acquiror Fund invests in companies with a market capitalization within the range of market capitalizations of companies constituting the Russell 2000 Index at the time of the investment. The median market capitalization of the portfolio companies of the Transferor Fund as of March 31, 2009 was $1.02 million, and the median market capitalization of the portfolio companies of the Acquiror Fund as of April 30, 2009 was $1.07 million. As of March 31, 2009 the median P/E ratio for stock owned by the Transferor Fund was 10.5, and as of April 30, 2009 the median P/E ratio for stock owned by the Acquiror Fund was 12.16. Although the Acquiror Fund screens investments using a quantitative method, the ultimate investment decisions of each Fund are based on the fundamental characteristics of the companies that it invests in.

Allegiant Funds
PNC Funds, Inc.
____________, 20__
Page 5

          After the Reorganization, the Acquiror Fund will continue its existing business for the benefit of the shareholders of both the Acquiror Fund and the Transferor Fund. Although the Transferor Fund may dispose of securities prior to the Reorganization so as to conform with the Acquiror Fund's criteria for the selection of securities, the Acquiror Fund will apply the same criteria to its own historic investments. All proceeds generated by all such dispositions will be reinvested in a manner consistent with the historic investment policies of the Acquiror Fund, which are substantially similar to, although not necessarily identical with, those of the Transferor Fund.

          Based on the foregoing, it is our opinion that the Acquiror Fund will be continuing the historic business enterprise of the Transferor Fund after the Reorganization in the manner required for the Reorganization to qualify as a "reorganization" under section 368(a) of the Code.

LIMITATIONS ON OPINIONS

          The above opinions represent our best legal judgment, but they have no binding effect or official status of any kind, and no assurance can be given that contrary positions may not be taken by the IRS or a court concerning the issues. We express no opinion relating to any Federal income tax matter except on the basis of the facts described above, and any changes in such facts could require a reconsideration and modification of this opinion. We also express no opinion regarding tax consequences under foreign, state or local laws. In issuing our opinion, we have relied solely upon existing provisions of the Code, existing and proposed regulations thereunder, and current administrative positions and judicial decisions. Such laws, regulations, administrative positions and judicial decisions are subject to change at any time. Any such changes could affect the validity of the opinions set forth above. Also, future changes in Federal income tax laws and the interpretation thereof can have retroactive effect.

Allegiant Funds
PNC Funds, Inc.
____________, 20__
Page 6

CONSENT TO FILING

          We hereby consent to the filing of the form of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "INFORMATION RELATING TO THE REORGANIZATIONS - Federal Income Taxes" in the Proxy-Prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,


                                        DRINKER BIDDLE & REATH LLP